Exhibit 10.25

FIRST AMENDMENT

TO

MANAGEMENT EXPENSE REIMBURSEMENT AGREEMENT

THIS AMENDMENT (“Amendment”), is made as of June 15, 2004, by and between MAYOR’S JEWELERS, INC., a Delaware corporation (“Mayor’s”), and HENRY BIRKS & SONS INC., a Canadian corporation (“Birks”).

     WHEREAS, Mayor’s and Birks are parties to a Management Expense Reimbursement Agreement dated as of August 20, 2002 (the “Management Agreement”), pursuant to which Birks agreed to perform Advisory, Management and Corporate Services (as defined in the Management Agreement) to Mayor’s upon the terms and conditions contained therein; and

     WHEREAS, subject to the terms and conditions set forth herein the parties have agreed to streamline and simplify the fee structure and billing process between Mayor’s and Birks under the Management Agreement; and

     WHEREAS, the parties desire to enter into this Amendment in order to evidence their mutual agreement in regard to such change in the fee structure and billing process;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Management Agreement.

2.	Amendment to Fees.

a.	Section 3.1 of the Management Agreement is hereby amended in its entirety to read as follows:

Effective the date hereof, Mayor’s shall pay to Birks, in consideration of the AMCS, fees for AMCS rendered by Birks to Mayor’s under a Project Schedule approved by the Independent Committee. Each year Mayor’s and Birks shall determine the Birks employees that shall provide AMCS to Mayor’s under the Project Schedule and shall calculate a quarterly net standing fee (the “Net Standing Fee”) for the AMCS required to be provided in order to reflect the estimated allocation of the individual’s services or time to be provided to the companies. Such fee shall reflect the total direct costs (such as salaries and benefits) incurred by Birks to employ each such Birks employee during the period such employee will provide AMCS. Any large deviations from the Net Standing Fee shall be noted by the parties and adjusted on a quarterly basis. Mayor’s shall pay to Birks a separate fee for any other Birks employee that provides AMCS to Mayor’s, based upon such Birks employee’s time spent providing AMCS to Mayor’s.

3.	Amendment to Invoices.

a.	Section 3.3 of the Management Agreement is hereby amended in its entirety with the following:

Birks will invoice Mayor’s monthly for amounts payable pursuant to Sections 3.1 and 3.2. With respect to Section 3.2, reasonable documentation with respect to out-of-pocket expenses incurred by Birks will be provided to Mayor’s upon request. In addition to a line item for the monthly amount of the Net Standing Fee for each Birks employee covered by the Net Standing Fee, each invoice will be itemized to indicate each additional Birks employee who during the prior calendar month rendered AMCS, the number of hours worked by such employee, and details of out-of-pocket disbursements and expenses covered by such invoice. If any adjustment is made to the Net Standing Fee, such adjustment will be itemized on the monthly invoice immediately following such adjustment. Each invoice shall be due and payable by Mayor’s upon 30 days after receipt.

4.	Further Assurances. The parties mutually agree to cooperate, adjust, initial, re-execute and re-deliver any and all documents if deemed necessary or desirable in the reasonable discretion of the parties.

5.	Full Force and Effect. All of the provisions of the Management Agreement shall continue in full force and effect except as expressly modified by this Agreement.

6.	Counterparts. The parties may sign this First Amendment, which may be delivered by facsimile, in counterparts. Each signed counterpart will be an original; and all of them constitute one and the same agreement.

     NOW THEREFORE, the parties have entered into this Agreement effective as of the date first above written.

MAYOR’S JEWELERS, INC.
By:	/s/ Marc Weinstein
	Name:	Marc Weinstein
	Title:	Senior Vice President & Chief Administrative Officer

HENRY BIRKS & SONS INC.
By:	/s/ John D. Ball
	Name:	John D. Ball
	Title:	Senior Vice President & Chief Financial Officer

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